UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2016 (December 28, 2016)

Maple Tree Kids, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-192093	46-3424568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

44043 Fremont Blvd., Fremont, CA 94538

 (Address of principal executive offices)

(877) 742-3094

(Registrant's telephone number, including area code)

119 Rockland Center, Suite 75, Nanuet, NY 10954

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into A Material Definitive Agreement.

Stock Purchase Agreement

On December 28, 2016, Maple Tree Kids, Inc. (the “Company”) entered into and closed the transactions contemplated by a stock purchase agreement (the “Stock Purchase Agreement”) between the Company, Aircom Pacific, Inc., a California corporation (“Aircom”), and Irina Goldman, the sole director, President, Treasurer, Secretary and controlling shareholder of the Company. Pursuant to the stock purchase agreement, Aircom purchased 7,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001, from Irina Goldman for $320,000, or $0.0457, per share. The Shares represent approximately 86.3% of the Company’s issued and outstanding common stock as of the closing. Accordingly, as a result of the transaction, Aircom became the controlling shareholder of the Company.

Aircom acquired the Shares and now owns the following percentage of the outstanding common stock of the Company:

Name	Number of Shares	Percentage of Registrant

Aircom Pacific, Inc.	7,000,000	86.3%

Aircom used its working capital to acquire the Shares. Aircom did not borrow any funds to acquire the Shares.

Prior to the Closing, Aircom was not affiliated with the Company. However, Aircom will be deemed an affiliate of the Company after the Closing as a result of its stock ownership interest in the Company.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of that document filed as Exhibit 10.1 to this report and incorporated by reference herein.

Change of Business Plan

The Company expects to promptly file a notice with the Financial Industry Regulatory Authority (“FINRA”) for the approval of a name change to Aerkomm Inc. and a new ticker symbol as well as a planned 1 for 10 reverse split of its common stock. The Company will file an additional Current Report on Form 8-K once FINRA has approved the planned corporate actions and assigned the Company’s new ticker symbol. Additionally, once these corporate actions are completed, the Company expects to engage in a share exchange transaction with the shareholders of Aircom pursuant to which the Company will issue shares of its common stock to the Aircom shareholders in exchange for all of their Aircom shares, and Aircom will surrender to the Company for cancellation its 7,000,000 shares of Company common stock. The Company expects to complete this share exchange transaction sometime during the first quarter of 2017. Following the consummation of the share exchange transaction, the Company expects to discontinue its business of selling infant and toddler products through the internet and instead solely engage in the business of providing in-flight entertainment and connectivity systems to commercial airlines through Aircom, which will become its wholly-owned subsidiary upon consummation of the share exchange transaction.

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Except as contemplated by the Stock Purchase Agreement and except as otherwise expressly described herein, neither Aircom nor the Company has any other specific plans or proposals at this time which relate to or would result in:

•	the acquisition by any person of additional securities of the Company
•	an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;
•	a sale or transfer of a material amount of assets of the Company or of any of its subsidiaries;
•	any material change in the present capitalization or dividend policy of the Company;
•	any other material change in the Company's business or corporate structure;
•	changes in the Company's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the issuer by any other person;
•

causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;

•	a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Act; or
•	any similar action to those enumerated above.

ITEM 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of stock purchase transaction, the control of the Company has been transferred from Irina Goldman to Aircom.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the stock purchase transaction, on December 28, 2016, Irina Goldman, the sole director of the Company, submitted her resignation letter, pursuant to which she resigned from all offices of the Company that she held effective as of the closing of the stock purchase transaction. The resignation of Ms. Goldman was not in connection with any known disagreement with the Company on any matter.

On December 28, 2016, Mr. Jeffrey Wun was appointed to the board of the directors, effective as of December 28, 2016. Mr. Wun was also appointed as the President, Treasurer and Secretary of the Company. The Company and the newly appointed officer have not entered into any arrangement regarding the payment of compensation for acting as an officer or director of the Company. Mr. Wun is also the Chief Technical Officer of Aircom.

There are no arrangements or understandings between Mr. Wun and any other persons pursuant to which he was selected as an officer. Mr. Wun was appointed until his successor is duly elected and qualified. There has been no transaction, nor is there any currently proposed transaction between Mr. Wun and the Company, that would require disclosure under Item 404(a) of Regulation S-K.

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Mr. Wun is a technologist who has more than 25 years experiences in the communications industry. Mr. Wun worked at Kairos System Inc. where he served as CEO from 2003 to 2010. He joined MediaTEK USA Inc. in November 2010 as professional engineer where he worked until December 2012. He then joined Samsung Electronics Co., Ltd. as Senior Staff Engineer in December 2012 where he worked until May 2015. He joined Aircom Pacific Inc as CTO in May 2015. Mr. Wun received his BS in Biochemistry and Computer Science from Chinese University of Hong Kong in 1988.

Mr. Wun expects to spend approximately five hours per month on the Company’s business and affairs until the share exchange transaction described above is consummated. Thereafter, Mr. Wun will devote his full business time to the affairs of the Company and its then wholly-owned subsidiary, Aircom.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

Immediately following closing of the stock purchase transaction on December 28, 2016, Aircom, as the holder of approximately 86.3% of the total issued and outstanding voting capital stock of the Company, approved by written consent an amendment of the Company’s Articles of Incorporation to (i) change the name of the Company to Aerkomm Inc. and (ii) effectuate a 1 for 10 reverse split of the Company’s outstanding common stock. Such approval and consent constitute the approval and consent of at least a majority of the total number of shares of the Company’s outstanding common stock and is sufficient under Section 78.320 of the Nevada Revised Statutes, the Company’s Articles of Incorporation and the Company’s Bylaws to approve such amendments. As noted above, the Company expects to promptly file a notice with FINRA for the approval such amendments. Upon such approval, the Company will file a Certificate of Amendment with the Secretary of State of the State of Nevada to effectuate such amendments.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of December 28, 2016 between the Registrant and AirCom Pacific, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAPLE TREE KIDS, INC.

Dated: December 29, 2016	By:	/s/ Jeffrey Wun
Jeffrey Wun
President

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of December 28, 2016 between the Registrant and AirCom Pacific, Inc.

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